As filed with the Securities and Exchange Commission on June 18, 2009
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________________

HALLMARK FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	87-0447375 (IRS Employer Identification No.)

777 Main Street, Suite 1000, Fort Worth, Texas                                                                                                76102
(Address of principal executive offices)                                                                                     (Zip Code)

Hallmark Financial Services, Inc. 2005 Long Term Incentive Plan
(Full title of the plan)

MARK J. MORRISON President & Chief Executive Officer Hallmark Financial Services, Inc. 777 Main Street, Suite 1000 Fort Worth, Texas 76102 (817) 348-1600	Copy to: STEVEN D. DAVIDSON McGuire, Craddock & Strother, P.C. 3550 Lincoln Plaza 500 N. Akard Dallas, Texas 75201 (214) 954-6800
(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock	1,166,667 shares	$6.85	$7,991,669	$445.94

(1)
Pursuant to Rule 416, this Registration Statement shall be deemed to cover any additional securities offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)
Pursuant to Rule 457, estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low price of the Common Stock on the Nasdaq Global Market on June 11, 2009.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement relates to the registration of 1,166,667 additional shares of common stock, $0.18 par value per share (the “Common Stock”), of Hallmark Financial Services, Inc. (the “Company”) which may be issued under the Hallmark Financial Services, Inc. 2005 Long Term Incentive Plan (the “2005 LTIP”).  The Company has previously registered 833,333 shares of Common Stock issuable under the 2005 LTIP pursuant to a Registration Statement (File No. 333-140000) filed with the Securities and Exchange Commission on January 16, 2007.  Except to the extent superseded by information contained herein or exhibits hereto, the contents of such prior Registration Statement are incorporated herein by reference pursuant to General Instruction E to Form S-8.

A copy of the 2005 LTIP was included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 3, 2005.  As a result of a one-for-six reverse stock split effected July 31, 2006, and amendments approved by the shareholders of the Company on May 22, 2008 and May 28, 2009, an aggregate of 2,000,000 shares of Common Stock are presently authorized for issuance under the 2005 LTIP.

Item 8.                 Exhibits.

The following exhibits are filed as part of this Registration Statement:

4.1
Restated Articles of Incorporation of the Company [incorporated by reference to Exhibit 3.1 to Amendment No. 1 of the Company’s Registration Statement on Form S-1 (File No. 333-136414) filed September 8, 2006].

4.2	Restated Bylaws of the Company [incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-136414) filed August 8, 2006].

4.3
Specimen certificate for Common Stock of the Company [incorporated by reference to Exhibit 4.1 to Amendment No. 1 of the Company’s Registration Statement on Form S-1 (File No. 333-136414) filed September 8, 2006].

5.1	Opinion of McGuire, Craddock & Strother, P.C. regarding legality of the securities being registered.

23.1	Consent of McGuire, Craddock & Strother, P.C. (contained in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (contained on the signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on June 18, 2009.

HALLMARK FINANCIAL SERVICES, INC.

By:	/s/ MARK J. MORRISON
Mark J. Morrison, President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT that each person whose signature appears below hereby constitutes and appoints Mark E. Schwarz, Mark J. Morrison and Jeffrey R. Passmore, and each of them individually, as his true and lawful agents and attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign and file any and all amendments to this Registration Statement, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said agents and attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: June 18, 2009	/s/ MARK J. MORRISON
Mark J. Morrison, President and Chief Executive Officer (Principal Executive Officer)

Date: June 18, 2009	/s/ JEFFREY R. PASSMORE
Jeffrey R. Passmore, Senior Vice President and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)

Date: June 18, 2009	/s/ MARK E. SCHWARZ
Mark E. Schwarz, Executive Chairman and Director

Date: June 18, 2009	/s/ SCOTT T. BERLIN
Scott T. Berlin, Director

Date: June 18, 2009	/s/ JAMES H. GRAVES
James H. Graves, Director

Date: June 18, 2009	/s/ JIM W. HENDERSON
Jim W. Henderson, Director

Date: June 18, 2009	/s/ GEORGE R. MANSER
George R. Manser, Director

EXHIBITS INDEX

Exhibit No.                      Description of Exhibit

4.1
Restated Articles of Incorporation of the Company [incorporated by reference to Exhibit 3.1 to Amendment No. 1 of the Company’s Registration Statement on Form S-1 (File No. 333-136414) filed September 8, 2006].

4.2	Restated Bylaws of the Company [incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-136414) filed August 8, 2006].

4.3
Specimen certificate for Common Stock of the Company [incorporated by reference to Exhibit 4.1 to Amendment No. 1 of the Company’s Registration Statement on Form S-1 (File No. 333-136414) filed September 8, 2006].

5.1	Opinion of McGuire, Craddock & Strother, P.C. regarding legality of the securities being registered.

23.1	Consent of McGuire, Craddock & Strother, P.C. (contained in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (contained on the signature page to this registration statement).

4